AMERISEN FUNDS
                                FIRST AMENDED AND
                         RESTATED MASTER TRUST AGREEMENT
                                 March 26, 2001

DECLARATIONS ...............................................................   3

ARTICLE I.  NAME AND DEFINITIONS

   SECTION 1.1  NAME AND PRINCIPAL OFFICE ..................................   3
   SECTION 1.2  DEFINITIONS ................................................   3
      By-Laws ..............................................................   3
      1940 Act .............................................................   3
      Commission ...........................................................   3
      Series ...............................................................   4
      Shareholder ..........................................................   4
      Shares ...............................................................   4
      Trust ................................................................   4
      Agreement ............................................................   4
      Trustees .............................................................   4
      Class ................................................................   4

ARTICLE II.  PURPOSE OF TRUST ..............................................   4

ARTICLE III.  THE TRUSTEES

   SECTION 3.1  APPOINTMENT, ELECTION, REMOVAL, ETC ........................   4
      Initial Trustees .....................................................   4
      Number ...............................................................   4
      Election .............................................................   5
      Term .................................................................   5
      Vacancies ............................................................   5
      Resignation ..........................................................   5
      Removal ..............................................................   5
      Effect of Death, Resignation, Etc ....................................   5
      No Accounting ........................................................   5
   SECTION 3.2  POWERS .....................................................   6
      Investments ..........................................................   6
      Disposition of Assets ................................................   6
      Ownership Powers .....................................................   7
      Subscription .........................................................   7
      Form of Holding ......................................................   7
      Reorganization, Etc ..................................................   7
      Voting Trusts, Etc ...................................................   7
      Compromise ...........................................................   7
      Associations, Etc ....................................................   7
      Borrowing and Security ...............................................   7
      Guarantees, Etc ......................................................   7
      Insurance ............................................................   7
      Vote Required, Place and Type of Meeting .............................   7
      Distribution Plans ...................................................   8
   SECTION 3.3  CERTAIN CONTRACTS ..........................................   8
   SECTION 3.4  TRUST EXPENSES .............................................   8
   SECTION 3.5  OWNERSHIP OF ASSETS OF THE TRUST ...........................   9

ARTICLE IV.  SHARES/SUB-TRUSTS

   SECTION 4.1  DESCRIPTION OF SHARES ......................................   9
   SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SUB-TRUST .................  10
   SECTION 4.3  RIGHTS AND PREFERENCES OF SUB-TRUSTS .......................  10
      Assets Belonging to Sub-Trusts .......................................  10
      Liabilities Belonging to Sub-Trusts ..................................  11
      Determination of Treatment as Income and/or Capital ..................  11
      Dividends ............................................................  11
      Liquidation ..........................................................  12
      Voting ...............................................................  12
      Redemption by Shareholder ............................................  12
      Redemption by Trust ..................................................  12
      Net Asset Value ......................................................  12
      Transfer .............................................................  13
      Equality .............................................................  13
      Fractions ............................................................  13
      Conversion Rights ....................................................  13
      Class Differences ....................................................  13
   SECTION 4.4  OWNERSHIP OF SHARES ........................................  13
   SECTION 4.5  INVESTMENTS IN THE TRUST ...................................  14
   SECTION 4.6  NO PREEMPTIVE RIGHTS .......................................  14
   SECTION 4.7  STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY ......  14

ARTICLE V.  SHAREHOLDERS' VOTING POWERS AND MEETINGS

   SECTION 5.1  VOTING POWERS ..............................................  14
   SECTION 5.2  MEETINGS AND NOTICE ........................................  15
   SECTION 5.3  RECORD DATES ...............................................  15
   SECTION 5.4  QUORUM AND REQUIRED VOTES ..................................  16
   SECTION 5.5  ACTION BY WRITTEN CONSENT ..................................  16
   SECTION 5.6  INSPECTION OF RECORDS ......................................  16
   SECTION 5.7  ADDITIONAL PROVISIONS ......................................  16
   SECTION 5.8  SHAREHOLDER COMMUNICATIONS .................................  16

ARTICLE VI.  LIMITATION OF LIABILITY; INDEMNIFICATION

   SECTION 6.1  TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE, NOTICE .  17
   SECTION 6.2  NOTICE FOR CONTRACTS .......................................  17
   SECTION 6.3  TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND ........  17
   SECTION 6.4  INDEMNIFICATION OF SHAREHOLDERS ............................  17
   SECTION 6.5  INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC .................  18
   SECTION 6.6  COMPROMISE PAYMENT .........................................  18
   SECTION 6.7  INDEMNIFICATION NOT EXCLUSIVE, ETC .........................  19
   SECTION 6.8  LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES ...........  19

ARTICLE VII.  MISCELLANEOUS

   SECTION 7.1  DURATION AND TERMINATION OF TRUST ..........................  19
   SECTION 7.2  REORGANIZATION .............................................  19
   SECTION 7.3  AMENDMENTS .................................................  20
   SECTION 7.4  FILING OF COPIES; REFERENCES; HEADINGS .....................  20
   SECTION 7.5  APPLICABLE LAW .............................................  21
   SECTION 7.6  RESIDENT AGENT .............................................  21

                                 AMERISEN FUNDS
                                FIRST AMENDED AND
                         RESTATED MASTER TRUST AGREEMENT

This FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT (the "Agreement") is made at Houston, Texas, the 26th day of March 2001, by the Trustees named under this Agreement, and by the holders of shares of beneficial interest to be issued as provided under this Agreement as follows:

                                  DECLARATIONS

WHEREAS, this Trust has been created to conduct the business of an investment company; and

WHEREAS, this Trust is authorized to issue, in accordance with the provisions of this Agreement, its shares of beneficial interest in separate series, with each separate series to be a Sub-Trust described in this Agreement;

WHEREAS, the Trustees desire to amend and restate the Master Trust Agreement for Senior Funds dated December 13, 2000, and any amendments thereof in its entirety by adopting this First Amended and Restated Master Trust Agreement, which shall supersede such Master Trust Agreement and be the governing instrument of the Trust from and after the date hereof;

WHEREAS, the Trustees have agreed to manage the property received by them as trustees of a Massachusetts business trust in accordance with the provisions in this Agreement.

NOW, THEREFORE, the Trustees hereby amend and restate the Master Trust Agreement for Senior Funds dated December 13, 2000, and its Amendment No. 1 dated January 22, 2001, in its entirety and declare that they will hold all cash, securities and other assets which they may acquire (from time to time) as Trustees under this Agreement IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or Sub-Trusts created under this Agreement as hereinafter set forth.

                                   ARTICLE I.

                              NAME AND DEFINITIONS

SECTION 1.1 NAME AND PRINCIPAL OFFICE. This Trust shall be known as AmeriSen Funds and the Trustees will conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal place of business of the Trust shall be 14340 Torrey Chase Boulevard, Suite 170, Houston, Texas 77014, or at such other location as the Trustees may from time to time determine.

SECTION 1.2 DEFINITIONS. Unless otherwise specifically stated, the following terms shall mean:

     (a) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

     (b) The "1940 Act" refers to the Investment Company Act of 1940 and regulations thereunder, all as amended from time to time;

     (c)  The term "Commission" shall have the meaning given it in the 1940 Act;

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                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 4 of 4

     (d) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article IV, each of which Series shall be a Sub-Trust of the Trust;

     (e)  "Shareholder" means a record owner of Shares;

     (f) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust and each Sub-Trust of the Trust (as the context may require) shall be divided from time to time;

     (g) The "Trust" refers to the AmeriSen Funds business trust established by this Agreement, as amended from time to time, inclusive of each and every Sub-Trust established hereunder;

     (h) "Agreement" shall mean this First Amended and Restated Master Trust Agreement as amended or restated from time to time;

     (i) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article III;

     (j) "Class" refers to any class of Shares of any Series or Sub-Trust established and designated under or in accordance with the provisions of Article IV.

                                   ARTICLE II.

                                PURPOSE OF TRUST

The purpose of the Trust is to conduct the business of an investment company, offering Shareholders of the Trust one or more investment programs; and to engage in any business allowable under applicable law which the Trustees may deem convenient or proper in furtherance of the Trust's business.

                                  ARTICLE III.

                                  THE TRUSTEES

SECTION 3.1 APPOINTMENT, ELECTION, REMOVAL, ETC.

     (a) INITIAL TRUSTEES. Upon the execution of this First Amended and Restated Master Trust Agreement or a counterpart hereof or some other writing in which he or she accepts such Trusteeship and agrees to the provisions hereof, Philip C. Pauze, 14340 Torrey Chase Blvd., Ste. 170, Houston, TX 77014, Stephen P. Pauze, 14340 Torrey Chase Blvd., Ste. 170, Houston, TX 77014, William W. Haynor, 3823 Via Reposo, Rancho Santa Fe, CA 92091, Robert J. Pierce, 3273 Claremont Way, Ste. 207, Napa, CA 94558, and E. Malcolm Thompson, 14505 Torrey Chase Blvd., Ste. 301, Houston, TX 77014, shall become Trustees of the Trust and of each Sub-Trust hereunder.

     (b) NUMBER. The Trustee(s) serving as such, whether named above or hereafter appointed or elected, have the discretion to increase or decrease the number of Trustees. No decrease in the number of Trustees may remove any Trustee from office prior to the expiration of his term;

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                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 5 of 5

          however, a decrease in the number of Trustees may coincide with the removal of a Trustee pursuant to subsection (g) of this Section 3.1.

     (c) ELECTION. The Shareholders shall elect the Trustees of the Trust. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.1(e), appoint Trustees to fill vacancies.

     (d) TERM. Whether named above, appointed, or elected pursuant to the terms of this Agreement, a Trustee shall serve as a Trustee of the Trust and each Sub-Trust hereunder for a period of six (6) years or until termination of the Trust or the Trustees' death, resignation or removal, whichever occurs first. Notwithstanding the foregoing, the Trustees' terms shall be staggered so that the terms of at least twenty-five percent (25%) of the Board of Trustees will expire every three (3) years. This provision shall not be construed to preclude re-election of a Trustee whose term is expiring.

     (e) VACANCIES. Any vacancy resulting from death, resignation, removal or any other means, including without limitation an increase in the number of Trustees by the other Trustees, or any anticipated vacancy may (but need not unless required by the 1940 Act) be filled by a majority of the remaining Trustees. Subject to the provisions of
          Section 16(a) of the 1940 Act, the remaining Trustees, in their sole discretion, may appoint in writing a Trustee to fill a vacancy, and this appointment shall become effective upon the written acceptance of such named person and his agreement to be bound by the provisions of this Agreement. In the event of an appointment to fill an anticipated vacancy, the appointment shall become effective at or after the date the anticipated vacancy occurs. No further act is necessary for the Trust estate to vest in the new Trustee once the appointment is effective.

     (f) RESIGNATION. A Trustee may resign as a trustee by delivering to the Trustees or any Trust officer a signed written document to that effect. The effective date of such resignation will be the later of date stated in the document or, the date of delivery of the document to the Trust at its principal offices.

     (g) REMOVAL. Any Trustee may be removed with or without cause at any time either: (i) by a written document stating the effective date of the removal and signed by at least two-thirds of the number of Trustees prior to such removal; or (ii) by at least a two-thirds vote of the outstanding shares, with such vote cast in person or by proxy at a meeting called for such purpose; or (iii) by a written declaration signed by Shareholders owning at least two-thirds of the outstanding shares and filed with the Trust's custodian.

     (h) EFFECT OF DEATH, RESIGNATION, ETC. The death, resignation, retirement, removal, or incapacity of one or more of the Trustees shall not terminate the Trust or any Sub-Trust or revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Agreement.

     (i) NO ACCOUNTING. No persons or estate of such person who has ceased acting as Trustee shall be required to make an accounting to the Trustees or Shareholders unless required by the 1940 Act or justified by circumstances calling for removal for cause.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 6 of 6

SECTION 3.2 POWERS. The Trustees may, in accordance with this Trust Agreement, carry on the business of the Trust and shall have all the powers necessary to conduct such business to carry out the purpose of the Trust. The Trustees' powers include, but are not limited to, the power to;

     adopt By-Laws consistent with the Trust Agreement which specify procedures for conducting the daily business affairs of the Trust, including the power to amend and repeal the By-Laws to the extent that the By-Laws do not reserve that right to the Shareholders;

     establish  Sub-Trusts,  each such  Sub-Trust  to operate as a separate  and
     distinct   investment  medium  and  with  separately   defined   investment
     objectives and policies;

     establish,  from time to time in accordance  with the provisions of Section
     4.1 hereof, classes of Shares of any Series or Sub-Trust or divide the Shares of any Series or Sub-Trust into classes;

     elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

     appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

     employ one or more Advisers, Administrators, Depositories and Custodians and may authorize any Depository or Custodian to employ sub custodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of shares by the Trust through one or more distributors, principal underwriters or otherwise; and in general, they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

Without limiting the foregoing, the Trustees, on behalf of the Trust, shall, in accordance with the 1940 Act or other applicable law, have the authority:

     (a) INVESTMENTS. To invest cash and other property, and to hold cash or other property uninvested without regard to the custom of investments by trustees;

     (b) DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, write options on and lease any or all of the assets of the Trust;

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 7 of 7

     (c) OWNERSHIP POWERS. To vote, or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper;

     (d) SUBSCRIPTION. To exercise powers and rights of subscription which arise out of ownership of securities or debt instruments;

     (e) FORM OF HOLDING. To hold any assets of the Trust in the name of the Trust, Trustees, Sub-Trust, nominee or otherwise;

     (f) REORGANIZATION, ETC. To consent to or participate in any plan for the reorganization or consolidation of any corporation or issuer for which a security or debt instrument is or was held in the Trust;

     (g) VOTING TRUSTS, ETC. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to the other holders or a representative thereof and to delegate to them such power and authority with regard to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to pay such portion of the expenses and compensation of such representative as the Trustees shall deem proper;

     (h) COMPROMISE. To compromise or arbitrate claims (or any matter in controversy) in favor of or against the Trust or any Sub-Trust;

     (i) ASSOCIATIONS, ETC. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) BORROWING AND SECURITY. To borrow funds and to mortgage the assets of the Trust to secure the obligations arising out of such borrowing;

     (k) GUARANTEES, ETC. To make contracts of guaranty, endorse or guarantee the payment of any obligations of any person; and to mortgage and pledge any Trust property to secure any of or all such obligations;

     (l) INSURANCE. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the Trust's business including, without limitation, liability insurance for the benefit of the Shareholders, Trustees, officers, employees, agents, consultants, investment advisors, managers, administrators, distributors, principal underwriters or independent contractors (or any person connected therewith);

     (m) VOTE REQUIRED, PLACE AND TYPE OF MEETING. Except as otherwise provided by the 1940 Act or other applicable law, this Agreement or the By-Laws, any action to be taken by the Trustees on behalf of the Trust or any Sub-Trust may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 8 of 8

          participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law);

     (n) DISTRIBUTION PLANS. To adopt on behalf of the Trust or any Sub-Trust with respect to any class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 and/or other provisions of the 1940 Act and to make payments from the assets of the Trust or the relevant Sub-Trust or Sub-Trusts pursuant to said Rule 12b-1 Plan.

SECTION 3.3 CERTAIN CONTRACTS. The Trustees may from time to time enter into contracts with any type of organization or individual ("Contracting Party") to provide services for the Trust. Any delegation of powers by the Trustees shall not limit the generality of their powers and authority.

The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any contracting party or that the contracting party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Sub-Trust, or that

     (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Sub-Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Sub-Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the shareholders, or
          (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

SECTION 3.4 TRUST EXPENSES. The Trustees are authorized to incur on behalf of the Trust expenses which they deem necessary and proper to carry out the business of the Trust. As an element of expenses, the Trustees are authorized to determine, establish, and receive reasonable compensation for their services as Trustees. The Trustees are authorized to pay all expenses from either principal or income and may allocate expenses among the Sub-Trusts and/or one or more classes of Shares thereof as the Trustees, in their discretion, deem necessary and appropriate.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                     Page 9 of 9

SECTION 3.5 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the Trust assets shall at all times be considered as vested in the Trustees.

                                   ARTICLE IV.

                                SHARES/SUB-TRUSTS

SECTION 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Trust shall consist of one class of no-par Shares; however, the Trustees have authority to divide the class of Shares into Series of Shares each of which Series of Shares shall be a separate and distinct Sub-Trust of the Trust, as they deem necessary or desirable. Each Sub-Trust of Shares established will be deemed to be a separate Trust under Massachusetts General Laws Chapter 182. The Trustees shall have exclusive powers without Shareholder approval to establish any Sub-Trust and to determine the relative rights and preferences between the Shares of the separate Sub-Trusts as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Sub-Trusts shall have separate voting rights or no voting rights.

In addition, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes, each class having such difference dividend, liquidation, voting and other rights as the Trustees may determine, and may establish and designate the specific classes of Shares of each Sub-Trust. The fact that a Sub-Trust shall have initially been established and designated without any specific establishment or designation or classes (i.e., that all Shares of such Sub-Trust are initially of a single class), or that a Sub-Trust shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said Sub-Trust without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof, provided that the establishment and designation of such further separate classes would not adversely affect the rights of the holders of the initial or previously established and designated class or classes.

The number of authorized Shares and the number of Shares of each Sub-Trust or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Sub-Trust or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of Section 4.4). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Sub-Trust or class thereof into one or more Sub-Trusts or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Sub-Trust or class thereof reacquired by the Trust.

The Trustees may, at any time, abolish a Sub-Trust if no Shares of that Sub-Trust are outstanding. The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 10 of 10

The establishment and designation of any Sub-Trust or of any class of Shares of any Sub-Trust in addition to those established and designated in Section 4.2 shall be effective upon the vote of a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Sub-Trust or class, or as otherwise provided in such vote. At any time that there are no Shares outstanding of any particular Sub-Trust or class previously established and designated the Trustees may by vote of a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Sub-Trust or class and the establishment and designation thereof. Each vote referred to in this paragraph shall be implemented by preparation and filing of an amendment to this Agreement.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Sub-Trust (including any classes thereof) of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Sub-Trust (including any classes thereof from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Sub-Trust (including any classes thereof) generally.

SECTION 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the Trustees' authority to establish further Sub-Trusts pursuant to Section 4.1, the Trustees hereby establish the following Sub-Trusts:

          AmeriSen U. S. Government Fund
          AmeriSen Corporate Bond Fund
          AmeriSen Large Cap Equity Fund
          AmeriSen Money Market Fund
          AmeriSen Balanced 50 Fund
          AmeriSen Balanced 60 Fund
          AmeriSen Balanced 70 Fund

Except for the AmeriSen Money Market Fund, which is authorized to issue one class of shares not subject to a distribution plan, each sub-trust is authorized to issue 2 classes of shares; a no load class subject to a distribution plan adopted pursuant to Rule 12b-1 under the investment company act of 1940; and institutional class not subject to a distribution plan.

SECTION 4.3 RIGHTS AND PREFERENCES OF SUB-TRUSTS. Unless otherwise specified by the Trustees, the Sub-Trusts established above and all future Sub-Trusts or any classes thereof have the following rights and preferences:

     (a) ASSETS BELONGING TO SUB-TRUSTS. All consideration received by the Trust for the issue or sale of Shares of a particular Sub-Trust or any classes thereof, all assets in which the consideration is invested, and proceeds from the sale, exchange or liquidation thereof, all income earnings, profits and proceeds from those assets and any items allocated to the Sub-Trust or class thereof by the Trustees shall be held in trust by the Trustees for the benefit of the Shareholders of that Sub-Trust or class thereof shall irrevocably belong to that Sub-Trust (and

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 11 of 11

          be allocable to any classes thereof) and shall be recorded on the books of account of the Trust as assets belonging to that Sub-Trust. The Trustees may, in a manner they deem fair and equitable, allocate among the Sub-Trusts any items which are not readily identifiable to any one particular Sub-Trust (and allocable to any classes thereof). Each allocation shall be binding upon the Shareholders of the Trust.

     (b) LIABILITIES BELONGING TO SUB-TRUSTS. The liabilities belonging to a Sub-Trust shall include all liabilities associated with the assets of that particular Sub-Trust, all expenses and charges attributable to that Sub-Trust and any general liabilities which are not readily identifiable and which the Trustees may allocate in a manner they deem fair and equitable to that Sub-Trust. In addition, the liabilities in respect of a particular class of Shares of a particular Sub-Trust and all expenses, costs, charges and reserves belonging to that class of Shares, and any general liabilities, expenses, costs, charges or reserves of that particular Sub-Trust which are not readily identifiable as belonging to any particular class of Shares of that Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the classes of Shares of that Sub-Trust established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation shall be binding upon the Shareholders of the Trust. Only the assets of a particular Sub-Trust (including any classes thereof) may be used to satisfy a creditor of that Sub-Trust.

     (c) DETERMINATION OF TREATMENT AS INCOME AND/OR CAPITAL. Except as otherwise provided by the 1940 Act, the Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) DIVIDENDS. Dividends and distributions on Shares of a particular Sub-Trust or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust or class. All dividends and distributions on Shares of a particular Sub-Trust or class thereof shall be distributed pro rata to the holders of Shares of that Sub-Trust or class in proportion to the number of Shares of that Sub-Trust held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Sub-Trust or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the subsection
          (i) of Section 4.3.

          The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 12 of 12

     (e) LIQUIDATION. A Sub-Trust or any class there may be liquidated after such liquidation has been authorized by a majority vote of the Trustees then in office and approved by a majority of the outstanding voting Shares of that Sub-Trust or in the case of a class, belonging to that Sub-Trust and allocable to that class, over the liabilities belonging to that Sub-Trust or class, as defined in the 1940 Act. The Shareholders of that particular Sub-Trust or class thereof shall receive the excess of assets in the Sub-Trust or class thereof over the liabilities in the Sub-Trust on a pro rata basis.

     (f) VOTING. On each matter submitted to a vote of the Shareholders, each holder of a Share of each Sub-Trust or any class thereof shall be entitled to one vote for each whole Share and for a proportionate fractional vote for each fractional Share outstanding in his name on the books of the Trust and all shares of each Sub-Trust or class thereof shall vote as a separate class, except as to voting for Trustees and as otherwise required by the 1940 Act. As to any matter which does not affect the interest of a particular Sub-Trust or class thereof, only the holders of Shares of one or more of the affected Sub-Trusts or classes thereof shall be entitled to vote.

     (g) REDEMPTION BY SHAREHOLDER. Each Shareholder shall have the right to tender all or part of his shares of the Sub-Trust or any class thereof for redemption at such times as the By-Laws permit, but at least once weekly, with the redemption price equal to the net asset value per Share as defined in this section. The Trust shall make payment in cash unless in the Trustee's judgment conditions exist which make payment in cash undesirable, in which case the Trust may make payment wholly or partly in assets belonging to the Sub-Trust or class thereof. The Trust may postpone payment of the redemption price and suspend the Shareholder's right of redemption in appropriate circumstances, to the extent permissible under the 1940 Act.

     (h) REDEMPTION BY TRUST. The Trustees shall have the right to redeem the Shares of the Trust and Sub-Trusts or classes thereof at the same redemption price as if the Shareholder were redeeming the Shares. A redemption by the Trustees shall occur if: (1) the Trustees determine in their sole discretion that failure to redeem the Shares would result in material adverse consequences to the Shareholders of any of the Sub-Trusts; or (2) the failure of a Shareholder to maintain a minimum amount as set forth in the current prospectus of the Trust (Sub-Trust). If the Trustees exercise their right of redemption, the Shareholder shall have no further right except to receive payment of the redemption price.

     (i) NET ASSET VALUE. The net asset value per Share of any Sub-Trust shall be (a) in the case of a Sub-Trust whose Shares are not divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust (being the value of the assets belonging to that Sub-Trust less the liabilities belonging to that Sub-Trust) by the total number of Shares of that Sub-Trust outstanding, and (b) in the case of a class of Shares of a Sub-Trust whose Shares are divided into classes, the quotient obtained by dividing the value of the assets of that Sub-Trust allocable to such class (less the liabilities belonging to such class) by the total number of Shares of such class outstanding. The net asset value shall be computed in accordance with the 1940 Act and regulations thereunder. In calculating the net asset value, methods and procedures established by the Trustees shall be used.

          The Trustees may determine to maintain the net asset value per Share of any Sub-Trust at a designated constant dollar amount and in connection therewith may adopt procedures not

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 13 of 13

          inconsistent with the 1940 Act for the continuing declarations of income attributable to that Sub-Trust as dividends payable in additional Shares of that Sub-Trust at the designated constant dollar amount and for the handling of any losses attributable to that Sub-Trust. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Sub-Trust his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Sub-Trust to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Sub-Trust with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (j) TRANSFER. All Shares of each particular Sub-Trust or class thereof shall be transferable, but transfers of Shares of a particular Sub-Trust or class thereof will be recorded on the Share transfer records of the Trust applicable to that Sub-Trust or class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Sub-Trust or class and at such other times as may be permitted by the Trustees.

     (k) EQUALITY. Except as provided herein or in the instrument designating and establishing any class of Shares or any Sub-Trust, all Shares of each particular Sub-Trust or class thereof shall represent an equal proportionate interest in the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class (subject to the liabilities belonging to that Sub-Trust or class), and each Share of any particular Sub-Trust or class shall be equal to each other Share of that Sub-Trust or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (d) of this Section 4.3 that may exist with respect to dividends and distributions on Shares of the same Sub-Trust or class. The Trustees may from time to time divide or combine the Shares of any particular Sub-Trust or class into a greater or lesser number of Shares of that Sub-Trust or class without thereby changing the proportionate beneficial interest in the assets of that Sub-Trust or class or in any way affecting the rights of Shares of any other Sub-Trust or class.

     (l) FRACTIONS. A fractional Share of a Sub-Trust or class proportionately carries all the rights and obligations of a whole Share of the Sub-Trust or class.

     (m) CONVERSION RIGHTS. The Trustees shall have authority to establish procedures pursuant to which a Shareholder of one Sub-Trust or class thereof may exchange shares of that Sub-Trust for shares of another Sub-Trust or class thereof.

     (n) CLASS DIFFERENCES. The relative rights and preferences of the classes of any Sub-Trust may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the resolutions adopted by the Trustees or the instrument establishing and designating such classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

SECTION 4.4 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Sub-Trust and each class thereof. No certificates certifying the ownership of Shares need be issued

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 14 of 14

except as the Trustees determine. The Trustees may establish such rules as they consider appropriate for the issuance of Share certificates, use of facsimile signatures, transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the Shareholders and as to the number of Shares of each Sub-Trust and class thereof held from time to time by each such Shareholder.

SECTION 4.5 INVESTMENTS IN THE TRUST. The Trustees shall have authority to establish procedures and policies with respect to acceptance or rejection of investments in the Trust and Sub-Trusts and to authorize other persons to accept and reject orders for the purchase of Shares in accordance therewith.

SECTION 4.6 NO PREEMPTIVE RIGHTS. The Shares of the Trust or Sub-Trusts have no preemptive rights.

SECTION 4.7 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Sub-Trust thereof nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                                   ARTICLE V.

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

SECTION 5.1 VOTING POWERS. The Shareholders shall only vote in the following instances:

     (i)   election or removal of Trustees as provided herein;

     (ii) approval of a contract for which the 1940 Act requires Shareholder approval;

     (iii) termination or reorganization of the Trust or any Sub-Trust if required by Section 7.2;

     (iv)  amendment of the Trust Agreement if required by Section 7.3;

     (v) determination of whether a derivative or class action suit should be brought or pursued on behalf of the Trust or Sub-Trust or class thereof as would the stockholders of a Massachusetts business corporation, provided that the Shareholders of one Sub-Trust or class thereof may not vote on an action on behalf of another Sub-Trust or class thereof or one of its Shareholders; and

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 15 of 15

     (vi) such additional matters relating to the Trust as may be required by the 1940 Act, this Agreement, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

There shall be no cumulative voting in Trustee elections.

Shares may be voted by proxy or in person. Shares held in the name of two or more persons may be voted by proxy executed by one of the named persons unless the Trust is notified to the contrary by written instructions, prior to the execution of the proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be presumed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall be on the challenger.

Until Shares are issued the Trustees may take any action required by law, this Agreement or the By-Laws to be taken by Shareholders.

Proxies may be given orally or in writing or pursuant to any computerized or mechanical data gathering process specifically approved by the Trustees.

SECTION 5.2 MEETINGS AND NOTICE. No annual or regular meeting of Shareholders is required; however, the Trustees may call meetings to take action on matters which require Shareholder vote and for other matters which the Trustees determine Shareholder vote is necessary or desirable.

The Trustees shall give Shareholders written notice of any Shareholder meeting by mailing such notice, postage prepaid, at least seven days before the meeting date to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The notice shall state the purpose of the meeting.

Upon written request of Shareholders holding 10% or more of the then outstanding Shares, the Trustees shall call a meeting to vote upon the removal of a Trustee. If the Trustees do not call a Shareholder meeting within 30 days after receipt of the written request, Shareholders holding 10% or more of the then outstanding Shares may call a meeting for that purpose giving notice and following the procedures governing Trustee-called meetings, set forth in this Agreement.

No notice is required for adjourned sessions which are held within a reasonable time after the original meeting.

SECTION 5.3 RECORD DATES. For the purpose of determining Shareholders entitled to vote or act at a meeting, to participate in a dividend or distribution, or for the purpose of any other action, the Trustees may close the transfer books for a period not exceeding 30 days (except at or in connection with the termination of the Trust) as the Trustees may determine. Alternatively, without closing the transfer books, the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares; and, no person becoming a Shareholder after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 16 of 16

SECTION 5.4 QUORUM AND REQUIRED VOTES. A quorum to conduct business shall consist of a majority of the Shares entitled to vote at a Shareholder's meeting. A lesser number is sufficient for adjournments.

Unless otherwise required by applicable law or this Agreement a majority of the voted Shares at a meeting at which a quorum is present shall be sufficient to transact business, and Trustees shall be elected by a plurality.

SECTION 5.5 ACTION BY WRITTEN CONSENT. Unless otherwise required by applicable law, Shareholders may take action without a meeting if a majority of the Shareholders entitled to vote on the action (or such greater percentage as may be required by applicable law for such action) consent in writing to such action and their consents are filed with the records of the Shareholder meetings. Written Consents shall be treated as votes taken at a Shareholder meeting.

SECTION 5.6 INSPECTION OF RECORDS. Shareholders may inspect the Trust's records to the same extent permitted by Massachusetts Business Corporation Law to the stockholders of a Massachusetts business corporation.

SECTION 5.7 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

SECTION 5.8 SHAREHOLDER COMMUNICATIONS. Whenever ten or more Shareholders of record have been such for a least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder meeting and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or Sub-Trust, as applicable; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

If the Trustees elect to follow the course specified in paragraph (2) above the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in such violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with the requirements of the 1940 Act.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 17 of 17

                                   ARTICLE VI.

                    LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE, NOTICE. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Sub-Trust with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Sub-Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust shall be personally liable therefore. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Sub-Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Sub-Trust) or the Trustees and not personally. Nothing in this Agreement shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

SECTION 6.2 NOTICE FOR CONTRACTS. Every contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice (a) that this Agreement is on file with the Secretary of the Commonwealth of Massachusetts, (b) that the document was executed or made on behalf of the Trust or by them as Trustees or as officers and not by them individually, and (c) that the obligations of such instrument are not binding upon any of them or the Shareholders individually, but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be. Omission of such notice shall not operate to bind any Trustee, officer or Shareholder individually.

SECTION 6.3 TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees pursuant to Section 3.3. The Trustees, as such, shall not be required to give any bond or other security for the performance of their duties.

SECTION 6.4 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder (or former Shareholder) of any Sub-Trust of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, said Sub-Trust (upon proper and timely request by the Shareholder)

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 18 of 18

shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Sub-Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.

SECTION 6.5 INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. The Trust shall indemnify (from the assets of the Sub-Trust or class thereof or Sub-Trusts or classes thereof in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise [hereinafter referred to as a "Covered Person"]) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined in one of the manners described below, that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (either and both of the conduct described in (i) and (ii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is not entitled to indemnification due to Disabling Conduct may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Sub-Trust in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe the Covered Party ultimately will be found entitled to indemnification.

SECTION 6.6 COMPROMISE PAYMENT. Any compromise settlement shall be indemnified only if approved: (a) by a majority of the disinterested Trustees not a party to the proceeding; or (b) by a written opinion of an independent legal counsel. If payment has been made pursuant to (a) or (b) and the recipient is subsequently found to have engaged in bad faith, willful misfeasance, gross negligence or reckless disregard of duty, the Trust may recover such payment.

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 19 of 19

SECTION 6.7 INDEMNIFICATION NOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any covered person may be entitled. The indemnification shall inure to the benefit of such person's heirs, executors and administrators. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

SECTION 6.8 LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                  ARTICLE VII.

                                  MISCELLANEOUS

SECTION 7.1 DURATION AND TERMINATION OF TRUST. This Trust shall continue for an unlimited period. The Trust may be terminated at any time by a majority vote of the Trustees then in office and approved by a majority vote of the outstanding voting shares as defined in 1940 Act, Shares of each Sub-Trust each class thereof voting separately by Sub-Trust or class thereof.

No modification of any Sub-Trust or class shall terminate the Trust.

In the event of termination, the Trustees shall pay all due and anticipated expenses, and then liquidate the assets in a manner the Trustees deem appropriate and distribute the proceeds according to the provisions of this Agreement.

SECTION 7.2 REORGANIZATION. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Sub-Trust shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Sub-Trust. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Sub-Trusts and classes the assets belonging to which have been so transferred) among the Shareholders of the Sub-Trust the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

The Trust, or any one or more Sub-Trusts, may, either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 20 of 20

entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Sub-Trusts as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Sub-Trust affected thereby.

SECTION 7.3 AMENDMENTS. All rights granted to the Shareholders under this Agreement are granted subject to the reservation of the right to amend this Agreement as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Agreement (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Agreement that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the Shares entitled to vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a trustee or officer of the Trust to the effect that such amendment has been duly adopted.

SECTION 7.4 FILING OF COPIES; REFERENCES; HEADINGS. This Agreement and all amendments shall be maintained in Trust offices for Shareholder inspection.

A copy of this Agreement and all amendments shall be filed with the appropriate governmental offices as required, including the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk. Failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment.

Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments.

As used in this Agreement the masculine gender shall include the feminine and neuter genders. Headings are used for reference only and shall not affect the meaning or construction of this Agreement. Headings are

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 21 of 21

placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Any reference to this document shall include all amendments.

SECTION 7.5 APPLICABLE LAW. This Agreement is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth, including the Massachusetts Business Corporation Law as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Trust were a business corporation organized in Massachusetts, but the reference to said Business Corporation Law is not intended to give the Trust, the Trustees, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form. The Trust shall be of the type referred to in
Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

SECTION 7.6 RESIDENT AGENT. Mr. Edward S. Brewer, 101 Federal Street, 22nd Floor, Boston, Massachusetts 02110-1800, for the purposes of complying with the laws of the Commonwealth of Massachusetts is hereby appointed as resident agent for the Trust within the Commonwealth of Massachusetts; and hereby is designated as its attorney in the Commonwealth of Massachusetts upon whom may be served any notice, process or pleading in any action or proceeding against the Trust, and the undersigned does hereby consent that any such action or proceeding against the Trust may be commenced in any court of competent jurisdiction and proper venue within the State so designated by services of process upon said resident agent with the same effect as if the Trust had been served lawfully with process. It is requested that a copy of any notice, process or pleadings served be mailed to the attention of Philip C. Pauze, AmeriSen Funds, 14340 Torrey Chase Boulevard, Houston, Texas 77014.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seals for themselves and their assigns, as of the date and year first above written.


By:
    --------------------------------------
    Philip C. Pauze, President and Trustee


By:
    --------------------------------------
    William W. Haynor, Trustee


By:
    --------------------------------------
    Stephen P. Pauze, Trustee


By:
    --------------------------------------
    Robert J. Pierce, Trustee


By:
    --------------------------------------
    E. Malcolm Thompson, Trustee

                                                                  AmeriSen Funds
                                                               First Amended and
                                                 Restated Master Trust Agreement
                                                                  March 26, 2001
                                                                   Page 22 of 22

STATE OF TEXAS  )
                )ss:
COUNTY OF HARRIS)

Before me, a Notary Public in and for said county and state, personally appeared the above named Philip C. Pauze, William W. Haynor, Stephen P. Pauze, Robert J. Pierce, E. Malcolm Thompson who each acknowledged he did sign the foregoing instrument and that the same is his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on this day of_____________________, 2001.

Notary Public ______________________________

My Commission Expires: _____________________